Exhibit 99.1

PRESS RELEASE

For more information contact:

FOR IMMEDIATE RELEASE

Joseph M. Murphy

President and Chief Executive Officer

(207) 288-3314

Bar Harbor Bankshares  Announces

CEO Planned Retirement in 2013 and Succession Plan

BAR HARBOR, Maine (November 26, 2012)—Bar Harbor Bankshares (the “Company”) (NYSE MKT: BHB) The parent company of Bar Harbor Bank & Trust (the “Bank”), today announced that Joseph M. Murphy, President & CEO of the Company and the Bank since 2002, has advised the Board of Directors of his intention to retire from these positions in June, 2013.

The Company’s Board of Directors has established a succession committee to evaluate both internal and external candidates for Mr. Murphy’s replacement. The Board has engaged the services of Kaplan Associates, Inc. of Philadelphia, Pennsylvania as a partner in this process, which will begin this month.

Mr. Murphy also serves as a member of the Company’s Board of Directors and has expressed his desire and willingness to continue in that role following his planned retirement as CEO in 2013. The Company’s Board of Directors currently anticipates the re-nomination of Mr. Murphy in accordance with the Company’s existing director nomination process for election as a continuing director of the Company at the Company’s 2013 Annual Meeting.

“We sincerely appreciate Joe’s years of service to the Company and the Bank, stated Company Board Chairman, Peter Dodge. “Notably, his leadership as CEO over the past several years has provided a positive and stable influence for the Company and its shareholders during what has been a challenging time for the banking industry. Joe’s leadership has positioned the Company very well for future growth and performance and we are very fortunate to have time to implement the succession plan for identifying Joe’s successor that will best lead this future growth.”

In making his announcement, Mr. Murphy commented, “In planning for the transition now before us, we are mindful of executing it at a time when the Company has achieved several important milestones in its development. Thanks to the collaborative efforts of a strong management team, these milestones now include a decade of consistent balance sheet growth and improvements in profitability and shareholder returns; formation of a strong capital base; development of a competitive and sound business banking franchise; an expanded and upgraded branch delivery system, and, most significantly, successful navigation of the Company through a long and difficult recession. With these milestones accomplished, we are prepared to turn over executive management of the Company to a new generation of leadership, whose goals will include sustaining the strong corporate culture we have built while providing the vision to deliver new opportunities and growth to our shareholders, customers, employees and communities.”

Named one of Maine’s “Best Places to Work” in 2011 and 2012, Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887 and celebrating its 125th year of operation, provides full service community banking with fifteen branch office locations serving downeast, midcoast and central Maine.

Forward Looking Statements:

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, as well as others including but not limited to, the following: the possible inability of the Company to implement and identify a successor to Mr. Murphy prior to his planned retirement date; and the possibility that Mr. Murphy may not be re-nominated for election as continuing director of the Company at the 2013 Annual Meeting or, if nominated, successful in his bid for re-election. The Company cautions that the foregoing factors are not exclusive.

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